EXHIBIT 1(A)(6)(a)

                    Certificate of Incorporation of AUSA Life



            International Life Investors Insurance Company Letterhead




June 20, 1995



John Lucchesi
NEW YORK INSURANCE DEPARTMENT
Life Companies Bureau
160 West Broadway
New York, NY  10013

Dear John:

Pursuant to our telephone conversation of June 20, 1995, enclosed please find the AUSA Charter. This will be the surviving Charter once AUSA and ILI merge.

If you have any questions or need additional information, please do not hesitate to contact me.

Sincerely,



/s/  Vera F. Mihaic
Vera F. Mihaic
Vice President



VFM:el

Enclosure

cc:  Craig D. Vermie

                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                                 EDWARD J. MUHL
                           SUPERINTENDENT OF INSURANCE


It is hereby certified that the annexed copy of Certificate of Amendment of Certificate of Incorporation of AUSA LIFE INSURANCE COMPANY, INC., of New York, New York, to change the location of the principal office to Purchase, New York, as approved by this Department February 14, 1995 pursuant to Section 1206 of the New York Insurance Law has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

                                        In Witness Whereof, I have here-
         NY STATE SEAL                  unto set my hand and affixed the
                                        official seal of this Department at
                                        the City of Albany, this 14th day
                                        of February, 1995.


                                        /S/ ROBERT A. GINNELLY
                                        Robert A. Ginnelly
                                        Special
                                        Deputy Superintendent of Insurance

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AUSA LIFE INSURANCE COMPANY, INC.

               (Under Section 805 of the Business Corporation Law)


         We, the undersigned, being the President and Secretary of AUSA LIFE INSURANCE COMPANY, INC., do hereby certify as follows:
         1. The name of the Corporation is AUSA LIFE INSURANCE COMPANY, INC. The Corporation was originally incorporated under the name of ZURICH LIFE INSURANCE COMPANY, and its name was thereafter changed to DREYFUS LIFE INSURANCE COMPANY, and then to AUSA LIFE INSURANCE COMPANY, INC., the Corporation's present name.
         2. The Certificate of Incorporation was filed in the Office of the Department of Insurance of the State of New York on the 3rd day of October, 1947.
         3. As authorized by Section 801(b) (3) of the Business Corporation Law, the Certificate of Incorporation is amended to change the location of the principal office of the corporation to Purchase, New York.
         4. To accomplish the foregoing, the first sentence of Article II of the Certificate of Incorporation is amended to read as follows:
              "The principal office of the Company is to be located in the Town of Purchase, County of Westchester, State of New York, and it shall have power to conduct its business wherever authorized by laws."

         5. The amendment to the Certificate of Amendment was authorized by resolution of the Board of Directors of the Corporation at a meeting held on December 6, 1994 and by Written Consent of the Sole Shareholder of the Corporation dated December 6, 1994.
         IN WITNESS WHEREOF, we have made, subscribed and acknowledged this Certificate this 19TH day of December, 1994.

                                        /S/ TOM SCHLOSSBERG
                                        President


                                        /S/ LARRY BROWN
                                        Secretary


                                  VERIFICATION


State of New York          )
                           )  ss:
County of WESTCHESTER      )

         On the 19TH day of December, 1994, before me personally came TOM SCHLOSSBERG and persons who executed the foregoing instrument, and they duly acknowledged before me that they executed the same.



                                        /S/ CATHERINE A. MOHR
                                        Notary Public

                                        NOTARY SEAL